Exhibit 99.1
For Further Information Contact:
Douglas W. Dougherty
Executive Vice President —
Finance and Administration
(317) 594-2627
For Immediate Release:
MARSH SUPERMARKETS, INC. ANNOUNCES
FIRST QUARTER RESULTS
Results of Operations Profitable
Indianapolis, IN, August 7, 2006
     Marsh Supermarkets, Inc. (Nasdaq Global Market: MARSA and MARSB) reports results of operations for the 12 weeks ended June 24, 2006.
First Quarter Results
     Net income for the first quarter of fiscal 2007, which ended June 24, 2006, was $1,117,000, or $0.15 per diluted share, as compared to net income of $674,000, or $0.08 per diluted share, for the first quarter of fiscal 2006. Operating income for the 2007 quarter was $7,098,000, which represented an increase of $1,709,000 or 31.7% over the fiscal 2006 quarter.
     “We are pleased to report a profit after three consecutive quarters of losses,” said Don E. Marsh, Chairman and CEO. “Our focus on controlling expenses helped to moderate the negative pressure on revenue caused by the effects of competition and the uncertainty in the marketplace regarding the outcome of the sale of the Company.”
     For the first quarter of fiscal 2007, total revenues were $401.6 million as compared to $409.8 million for the first quarter of fiscal 2006. Retail sales in comparable supermarkets and convenience stores for the 2007 quarter were 2.6% below sales for the 2006 quarter. Comparable store merchandise sales in the 2007 quarter, which exclude gasoline sales, decreased 4.9% from sales for the 2006 quarter. The Company excludes gasoline sales from its analysis of comparable store merchandise sales because retail gasoline prices fluctuate widely and frequently, making analytical comparisons difficult (see the included schedule reconciling comparable store sales and comparable store merchandise sales). High levels of competitive promotional activity and competitors’ new store openings continue to affect adversely comparable store sales.
     Selling, general and administrative expenses were $104.0 million for the quarter ended June 24, 2006, which represented a decrease of $7.0 million over the first quarter of the prior fiscal year. This decrease was a result of reductions in certain executive compensation plans, efficiencies gained in advertising and store wages, and the closing of two supermarkets and six convenience stores since last year. The decrease in selling, general and administrative expenses was achieved despite $1.6 million of transaction costs related to the proposed merger of the Company discussed below.
     The Company also improved its liquidity during the quarter. At June 24, 2006, the Company had unused borrowing capacity under its revolving credit facility of $60.0 million, up from $49.3 million at April 1, 2006.
Subsequent Event
     Subsequent to the end of the quarter, as part of its ongoing efforts to reduce expenses and to improve its financial condition, the Company negotiated a termination of the lease for the Marsh supermarket located in Naperville, Illinois and closed the store on July 22, 2006. In connection with the closing of the Naperville store, the Company expects to incur accounting charges of approximately $5.0 million in the second quarter of fiscal 2007. These charges are expected to include: (i) an estimated $1.5 million related to the real estate lease termination; (ii) an estimated $3.1 million related to equipment lease commitments; and (iii) an estimated $0.4 million related to employee severance and relocation. The amounts of these charges are preliminary and are subject to change pending, among other factors, the outcome of negotiations with third parties.
Proposed Merger
     On May 2, 2006, the Company entered into an agreement and plan of merger under which it will become a wholly owned subsidiary of MSH Supermarkets Holding Corp. (“MSH Supermarkets”), an affiliate of Sun Capital Partners Group IV, Inc., a private investment firm. Pursuant to the merger agreement, all of the common shares of the Company will be converted to cash at $11.125 per share, or approximately $88.7 million in total. The Board of Directors of the Company unanimously recommended that the Company’s shareholders approve the merger with MSH Supermarkets.

About Marsh Supermarkets, Inc.
     Marsh is a leading regional supermarket chain with stores in Indiana and western Ohio, operating 68 Marsh® supermarkets, 38 LoBill® Food stores, 8 O’Malias® Food Markets, 154 Village Pantry® convenience stores, and 2 Arthur’s Fresh Market stores. The Company also operates Crystal Food Services(sm) which provides upscale catering, cafeteria management, office coffee, coffee roasting, vending and concessions, and Primo Banquet Catering and Conference Centers; Floral Fashions®, McNamara® Florist and Enflora® - Flowers for Business.
Where to Find Additional Information
     The Company has filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and will file with the SEC and mail to its shareholders a definitive proxy statement in connection with the proposed merger with MSH Supermarkets. Investors are urged to carefully read the preliminary proxy statement, the definitive proxy statement, and any other relevant documents filed with the SEC when they become available, because they will contain important information about the Company and the proposed merger. The definitive proxy statement will be mailed to the shareholders of the Company prior to the shareholder meeting. In addition, investors and security holders may obtain free copies of the preliminary proxy statement, and will be able to obtain free copies of the definitive proxy statement, when it becomes available, and other documents filed by the Company with the SEC, at the Web site maintained by the SEC at www.sec.gov. These documents may also be accessed and downloaded for free from the Company’s Web site at www.marsh.net, or copies may be obtained, without charge, by directing a request to Secretary, Marsh Supermarkets, Inc., 9800 Crosspoint Boulevard, Indianapolis, Indiana 46256, (317) 594-2100.
Participants in the Solicitation
     The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed transaction. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K, which was filed with the SEC on June 30, 2006, and the Company’s Form 10-K/A, which was filed with the SEC on July 31, 2006. Additional information regarding the interests of participants in the solicitation is contained in the preliminary proxy statement on file with the SEC and will be set forth in the definitive proxy statement filed with the SEC in connection with the proposed transaction.

Cautionary Note Regarding Forward-Looking Statements
     This document includes certain forward-looking statements (statements other than those made solely with respect to historical fact). Actual results could differ materially and adversely from those contemplated by the forward-looking statements due to known and unknown risks and uncertainties, many of which are beyond the Company’s control. The forward-looking statements and the Company’s future results, liquidity and capital resources are subject to risks and uncertainties including, but not limited to, the following: uncertainty regarding the purported class and derivative actions filed against the Company’s directors, its former president and Sun Capital Partners, Inc; uncertainties regarding the approval and consummation of the proposed transaction with MSH Supermarkets, including the impact of an appeal of the order and judgment in the litigation concerning the Company’s obligations under the merger agreement or other future action by Cardinal Paragon, Inc. and Drawbridge Special Opportunities Advisors LLC; the entry of new or remodeled competitive stores into the Company’s market areas; the level of discounting and promotional spending by competitors; the Company’s ability to improve comparable store sales; the level of margins achievable in the Company’s operating divisions; the stability and timing of distribution incentives from suppliers; changes in the terms on which suppliers require the Company to pay for store merchandise; softness in the local economy; the Company’s ability to control expenses including employee medical costs, labor, credit card fees, and workers compensation and general liability expense; uncertainties regarding gasoline prices and margins; the success of the Company’s new and remodeled stores; uncertainties regarding the cost savings of store closings and other restructuring efforts; uncertainties regarding future real estate gains due to limited real estate holdings available for sale; potential interest rate increases on variable rate debt, as well as terms, costs and the availability of capital; the Company’s ability to collect outstanding notes and accounts receivable; uncertainties related to state and federal taxation and tobacco and environmental legislation; uncertainties associated with pension and other retirement obligations; uncertainties related to the outcome of pending litigation; the timely and on budget completion of store construction, conversion and remodeling; and other known and unknown risks and uncertainties. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

MARSH SUPERMARKETS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	June 24,	June 25,
	2006	2005
Assets
Current assets:
Cash and equivalents	$26,717	$46,305
Accounts and notes receivable, net	19,666	22,941
Inventories	130,303	135,612
Prepaid expenses	4,068	4,869
Assets held for sale	—	—
Recoverable income taxes	2,152	1,226

Total current assets	182,906	210,953
Property and equipment, less allowances for depreciation	293,286	316,343
Other assets	33,272	50,529

Total Assets	$509,464	$577,825

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$70,710	$83,639
Accrued liabilities	67,511	48,322
Current maturities of long-term liabilities	4,678	78,937

Total current liabilities	142,899	210,898
Long-term liabilities:
Long-term debt	178,778	132,579
Capital lease and financing obligations	43,322	26,921
Pension and post-retirement benefits	26,626	53,649
Other long-term liabilities	9,197	—

Total long-term liabilities	257,923	213,149
Deferred items:
Income taxes	—	8,380
Gains from sale/leasebacks	14,888	16,196
Other	6,788	5,292

Total deferred items	21,676	29,868
Shareholders’ Equity:
Common stock, Classes A and B	26,706	26,699
Retained earnings	89,773	130,520
Treasury stock, at cost	(15,616)	(15,876)
Deferred cost restricted stock	—	(120)
Notes receivable stock purchases	(11)	(11)
Accumulated other comprehensive loss	(13,886)	(17,302)

Total shareholders’ equity	86,966	123,910

Total Liabilities and Shareholders’ Equity	$509,464	$577,825

MARSH SUPERMARKETS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	12 Weeks Ended
	June 24,	June 25,
	2006	2005
Sales and other revenues	$400,714	$409,780
Gains from sales of property	928	—

Total revenues	401,642	409,780
Cost of merchandise sold, including warehousing and transportation, excluding depreciation	284,336	287,354

Gross profit	117,306	122,426
Selling, general and administrative	104,031	111,065
Depreciation	6,043	5,972
Restructuring costs	134	—

Operating income	7,098	5,389
Interest	5,375	4,447
Other non-operating income	—	(119)

Income before income taxes	1,723	1,061
Income taxes	546	387

Net income	$1,177	$674

Earnings per common share:
Basic	$.15	$.09
Diluted	.15	.08
Dividends declared per share	$—	$.13
Basic weighted average shares outstanding	7,920	7,897
Diluted weighted average shares outstanding	7,959	8,004

MARSH SUPERMARKETS, INC.
RECONCILIATION OF SALES AND OTHER COMPARABLE REVENUES
(In thousands)
(Unaudited)

	12 Weeks Ended
	June 24,	June 25,
	2006	2005
Total revenues	$401,642	$409,780
Less: other revenues, non-comparable sales, and gains from sales of property (a)	31,693	29,823

Comparable supermarket and convenience store sales	369,949	379,957
Less: comparable gasoline sales (b)	46,707	40,022

Comparable supermarket and convenience store merchandise sales (c)	$323,242	$339,935

(a)	Other revenues and non-comparable sales include sales and revenues of both Crystal Foodservice and McNamara, as well as supermarket and convenience store revenues from video rental, lottery tickets, check cashing fees and other sources.

(b)	The Company excludes gasoline sales from its analysis of comparable store sales because retail gasoline prices fluctuate widely and frequently, making analytical comparisons difficult.

(c)	Comparable stores include stores open at least one full year, replacement stores and format conversions.

Page 7 of 7